Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Devonshire Trust of our report dated March 13, 2026, relating to the financial statements and financial highlights of Fidelity Equity-Income Fund, which appears in Fidelity Devonshire Trust’s Certified Shareholder Report on Form N-CSR for the year ended January 31, 2026. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 20, 2026